As filed with the Securities and Exchange Commission on May 16, 2002
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               BIOPURE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             04-2836871
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                                11 Hurley Street
                         Cambridge, Massachusetts 02141

          (Address, including zip code, of principal executive offices)

                   2002 OMNIBUS SECURITIES AND INCENTIVE PLAN
                            (Full title of the plan)

                                   JANE KOBER
                              SENIOR VICE PRESIDENT
                               Biopure Corporation
                                11 Hurley Street
                            Cambridge, Massachusetts
                     (Name and address of agent for service)
                                 (617) 234-6500
          (Telephone number, including area code, of agent for service)
                 ----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

========================== ================== ========================= ====================== ======================
   Title of securities                            Proposed maximum        Proposed maximum
          to be              Amount to be        aggregate offering      aggregate offering          Amount of
      registered(1)          registered(2)       price per share(3)           price(3)           Registration Fee
-------------------------- ------------------ ------------------------- ---------------------- ----------------------
Class A                        1,200,000               $7.67                 $9,205,000                $847
Common Stock
========================== ================== ========================= ====================== ======================

(1)  Including the associated preferred stock purchase rights.

(2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(3) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: the fee for the shares available for options not yet granted is calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market ("Nasdaq") on May 14, 2002; the fee for options to purchase 50,000 shares is based on the option exercise price.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE:

     The following documents filed by Biopure with the Commission are incorporated herein by reference.

     (a)  Annual Report on Form 10-K for the year ended October 31, 2001.

     (b)  Quarterly Report on Form 10-Q for the quarter ended January 31, 2002.

     (c)  Report on Form 8-K, as amended by Form 8-K/A filed March 13, 2002.

     (d)  Report on Form 8-K filed April 26, 2002.

     (e) The description of the class A common stock contained in Biopure's Registration Statement on Form S-1 (Registration No. 333-78829), that was incorporated by reference into our registration statement on Form 8-A/A filed on July 26, 1999.

     (f) The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed on January 21, 2000.

     All reports and other documents filed by Biopure after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     As of May 15, 2002, Jane Kober, Esq., Senior Vice President, General Counsel and Secretary of the Company, held 3,290 shares of common stock and options to purchase 187,273 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Restated Certificate of Incorporation provides that each of our directors and officers shall be indemnified and held harmless by us, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred by reason of the fact that he or she is a director or officer.

     The Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers provided that the corporation shall not eliminate or limit the liability of a director as follows:


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


     o for any action brought by or in the right of a corporation where the director or officer is adjudged to be liable to the corporation, except where a court determines the director or officer is entitled to indemnity;

     o for acts or omissions not in good faith or that involve conduct that the director or officer believes is not in the best interests of the corporation;

     o    for knowing violations of the law;

     o for any transaction from which the directors derived an improper personal benefit; and

     o for payment of dividends or approval of stock repurchases or redemptions leading to liability under Section 174 of the Delaware General Corporation Law.

     The Delaware General Corporation Law requires a corporation to indemnify a director or officer to the extent that the director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding for which indemnification is lawful.

     Our Restated Certificate of Incorporation also provides directors and officers with the right to be paid by us for expenses (including attorneys' fees) incurred in defending any proceeding in advance of the proceeding's final disposition. If a claim is not promptly paid in full by us, as further described in the Restated Certificate of Incorporation, the director or officer who is entitled to indemnification may bring suit against us to recover the unpaid amount of the claim. These rights of indemnification and advancement of expenses conferred in our Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

ITEM 8.  EXHIBITS.

     3.1  Restated Certificate of Incorporation*

     3.2  By-laws**

     5 Opinion of Jane Kober, Esq., as to the legality of shares being registered.

     15   Acknowledgement of Ernst & Young LLP.

     23.1 Consent of Jane Kober (included in opinion of counsel filed as Exhibit
          5).

     23.2 Consent of Ernst & Young LLP.

     24 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

--------
* Previously filed as an exhibit to Registration Statement No. 333-30382 and incorporated herein by reference.

** Previously filed as an exhibit to Registration Statement No. 333-78829 and incorporated herein by reference.

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant, pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 15th day of May, 2002.

                                BIOPURE CORPORATION


                                By: /s/Francis H. Murphy
                                    --------------------------------------------
                                Francis H. Murphy
                                Chief Financial Officer

     Each person whose signature appears below constitutes and appoints Francis
H. Murphy and Jane Kober, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Biopure Corporation and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                           Title                         Date
               ---------                           -----                         ----
By:/s/ Carl W. Rausch              Chairman of the Board, Chief              May 15, 2002
   ------------------              Executive Officer (principal
      Carl W. Rausch               executive officer)

By:/s/ Paul A. Looney              Director, President (principal            May 15, 2002
   ------------------              operating officer)
      Paul A. Looney

By:/s/ Francis H. Murphy           Chief Financial Officer (principal        May 15, 2002
   ---------------------           financial and accounting officer)
       Francis H. Murphy

By:_____________________           Director
      J. Richard Crout


                                      II-5



By: /s/ David N. Judelson          Director                                  May 15, 2002
   ----------------------
      David N. Judelson

By: /s/ Daniel P. Harrington       Director                                  May 15, 2002
   -------------------------
      Daniel P. Harrington

By: /s/ C. Everett Koop, M.D.      Director                                  May 15, 2002
   --------------------------
      C. Everett Koop, M.D.

By: _____________________          Director
      Charles A. Sanders, M.D.

                                INDEX TO EXHIBITS


Number                         Description of Exhibit
------                         ----------------------

3.1           Restated Certificate of Incorporation*

3.2           By-Laws**

5             Opinion of Jane Kober

15            Acknowledgement of Ernst & Young LLP

23.1          Consent of Jane Kober (contained in Exhibit 5)

23.2          Consent of Ernst & Young LLP

24 Power of Attorney (set forth on the signature page of this Registration Statement).

--------
* Previously filed as an exhibit to Registration Statement No. 333-30382 and incorporated herein by reference.

** Previously filed as an exhibit to Registration Statement No. 333-78829 and incorporated herein by reference.


                                      II-7